UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

TCF FINANCIAL CORPORATION

TCF CAPITAL I

(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)

Delaware

Delaware

(State of incorporation or organization)

(State of incorporation or organization)

41-1591444

26-6482383

(IRS Employer Identification No.)

(IRS Employer Identification No.)

200 Lake Street East, Mail Code EX0-03-A, Wayzata, Minnesota

(Address of principal executive offices)

55391-1693

(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
10.75% Capital Securities, Series I of TCF Capital I	New York Stock Exchange
(and the Guarantee of TCF Financial Corporation with respect thereto)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.    ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-152922 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:   None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.                    Description of Registrant’s Securities to be Registered.

                The descriptions set forth under the “Description of the Capital Securities,” “Global Capital Securities; Book-Entry Issuance,” “Description of the Guarantee” and “Description of Junior Subordinated Notes” in the Prospectus included in the Registration Statement on Form S-3 (File No. 333-152922) of TCF Financial Corporation and TCF Capital I filed on August 11, 2008 and declared effective on August 11, 2008,  and the descriptions set forth under the “Summary of Terms of Capital Securities,” “Summary of Terms of Junior Subordinated Notes” and “Guarantee of Capital Securities” included in the Prospectus Supplement dated August 13, 2008 and filed pursuant to Rule 433 on August 13, 2008 are incorporated herein by this reference.

Item 2.                    Exhibits.

                The securities described herein are to be registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended, on an exchange on which other securities of TCF Financial Corporation are currently registered.  In accordance with Form 8-A, the following exhibits are incorporated by this reference:

Exhibit
Number	Description

4.1

Indenture between TCF Financial Corporation and Wilmington Trust Company, as Trustee (incorporated by reference to Exhibit 4.1 to TCF Financial Corporation’s Current Report on Form 8-K filed on August 19, 2008).

4.2

Supplemental Indenture between TCF Financial Corporation and Wilmington Trust Company, as Trustee (incorporated by reference to Exhibit 4.2 to TCF Financial Corporation’s Current Report on Form 8-K filed on August 19, 2008).

4.3	Form of 10.75% Junior Subordinated Note, Series I (incorporated by reference to Exhibit 4.3 to TCF Financial Corporation’s Current Report on Form 8-K filed on August 19, 2008).

4.4	Certificate of Trust of TCF Capital I (incorporated by reference to Exhibit 4.2 to TCF Financial Corporation’s Registration Statement (File No. 333-152922) on Form S-3, filed August 11, 2008).

4.5

Trust Agreement of TCF Capital I among TCF Financial Corporation, as Depositor, Wilmington Trust Company, as Property Trustee, Wilmington Trust Company, as Delaware Trustee and the Administrative Trustees named therein (incorporated by reference to Exhibit 4.3 to TCF Financial Corporation’s Registration Statement (File No. 333-152922) on Form S-3, filed August  11, 2008).

4.6

Amended and Restated Trust Agreement of TCF Capital I by and among TCF Financial Corporation, as Depositor, Wilmington Trust Company, as Property Trustee, Wilmington Trust Company, as Delaware Trustee and the Administrative Trustees named therein and the Several Holders named therein (incorporated by reference to Exhibit 4.4 to TCF Financial Corporation’s Current Report on Form 8-K filed on August 19, 2008).

4.7	Form of 10.75% Capital Security, Series I for TCF Capital I (incorporated by reference to Exhibit 4.5 to TCF Financial Corporation’s Current Report on Form 8-K filed August 19, 2008).

4.8

Guarantee Agreement for TCF Capital I dated August 19, 2008 by and between TCF Financial Corporation and Wilmington Trust company, as Guarantee Trustee (incorporated by reference to Exhibit 4.6 to TCF Financial Corporation’s Current Report on Form 8-K filed on August 19, 2008)

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SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrants have duly caused this statement to be signed on their behalf by the undersigned, thereunto duly authorized.

TCF FINANCIAL CORPORATION

/s/ Thomas F. Jasper
Thomas F. Jasper, Executive Vice President and Chief Financial Officer (Principal Financial Officer)

TCF CAPITAL I

/s/ James S. Broucek
James S. Broucek, Administrative Trustee

Dated:    August 19, 2008

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